Exhibit 99.1
1 Healthcare Trust, Inc. Second Quarter 2024 Investor Webcast Presentation

2 Internalization Update HTI has entered into a definitive agreement to internalize management of the Company ✓ Executed definitive agreement on August 6, 2024, which will result in the internalization of the management of the Company (the “Internalization”) effective upon the closing of the transaction ✓ Internalization will result in the self-management of the Company by its executive team, including the asset management, property management and operational functions which are currently provided by the Company’s external advisor and property manager ✓ Estimated annual savings of more than $25 million of asset management and property management fees(1) as well as additional general and administrative savings are expected to be realized as a result of the transaction ✓ Execution of strategic disposition strategy is ongoing to enhance portfolio composition and operating performance ✓ During the second quarter, Company closed on the disposition of one SHOP asset for a sale price of $3.3 million, and subsequent to the second quarter, closed on the disposition of a MOB portfolio of seven properties at a sale price of $50.5 million ✓ Company has an additional eight MOB and one SHOP assets in its disposition pipeline for an estimated total disposition price of $78.7 million(2) ✓ Organic growth and performance improvements evident in the Company’s Q2 2024 results, along with the benefits of Internalization, are among the many steps the Company is undertaking to best position itself for a listing of the Company’s common stock on a national securities exchange ✓ Company is dedicated to continuing to enhancing corporate governance prior to the forthcoming listing to more closely align with its publicly traded peers ✓ Company will rebrand as National Healthcare Properties, Inc. upon closing of the Internalization ✓ Internalization is expected to close on or about September 27, 2024 (1) See HTI 10-K filing operating fees to related parties on the Consolidated Statements of Operations and Comprehensive Loss for the year ending December 31, 2023. (2) There can be no assurance that the contemplated dispositions will lead to completed transactions on their current terms, or at all.

3 Q2'24 Company Overview (1) Based on gross asset value of $2.6 billion, net of gross market lease intangible liabilities of $21.0 million as of June 30, 2024. (2) Percentages are based on NOI for the three months ended June 30, 2024. See Appendix: Financial Definitions for Non-GAAP reconciliations. (3) See Definitions in the Appendix: Financial Definitions for a full description. (4) Leasing Pipeline data as of August 15, 2024. Assumes executed leases commence and signed LOIs lead to definitive leases on their contemplated terms, which is not assured. (5) Refer to page 7 for additional information. (6) There can be no assurance that the contemplated dispositions will lead to completed transactions on their current terms, or at all. (7) See Definitions in the Appendix: Financial Definitions for a full description of capitalized term and for Non-GAAP reconciliations HTI is a $2.6 billion(1) healthcare REIT with a high-quality portfolio focused on two segments, Medical Office Buildings (“MOB”) and Senior Housing Operating Properties (“SHOP”) High Quality Portfolio ✓ High-quality portfolio featuring 207 properties that are 74% MOB and 26% SHOP(2) ✓ Geographically diversified portfolio across 32 states with select concentrations in states that management believes to have favorable demographic tailwinds ✓ HTI has a forward Leasing Pipeline(3) of 49,114 SF that, upon commencement, is expected to further increase MOB portfolio Occupancy(3) to 91.2%(4) from 90.3% as of Q2'24 ✓ Proactive MOB leasing activity with 15 lease renewals completed in Q2'24 totaling over 76,790 SF at a positive Lease Renewal Rental Spread of 9.4% which is expected to be recognized over the weighted-average term of these renewed leases of 6.1 years Strategic Disposition Initiative(5) ✓ During the second quarter, HTI closed on the disposition of one SHOP asset for a sale price of $3.3 million and subsequent to quarter end, closed on the disposition of a seven-property MOB portfolio at a sale price of $50.5 million ✓ Non-binding executed letters of intent on an additional eight MOB properties and one SHOP property for a total estimated sale price of $78.7 million(6) Meaningful Performance Improvement ✓ AFFO(7) has improved by 13.8% year-over-year from $3.8 million in Q2’23, and over 200% QoQ from $1.4 million in Q1’24, to $4.4 million in Q2’24 as a result of improved property level performance and managed expenses ✓ Year-over-year, SHOP segment NOI(7) improved by 10.1% from $8.1 million in Q2’23 to $8.9 million in Q2'24 as a result of increased rental rates and higher occupancy ✓ Year-over-year, SHOP segment Occupancy(3) increased by 3.1%, from 73.3% as of Q2’23 to 76.4% in Q2'24 ✓ Year-over-year, MOB segment NOI(7) improved by 1.9% from $24.5 million in Q2’23 to $24.9 million in Q2'24 as a result of accretive acquisitions and favorable leasing ✓ As of Q2'24, HTI maintained Net Leverage(3) of 44.5% Experienced Management Team ✓ Proven track record with significant public REIT market experience ✓ Dedicated SHOP management team that collectively has over 50 years of SHOP operating experience

4 (1) See Definitions in the Appendix: Financial Definitions for a full description. For the SHOP portfolio, Occupancy is based on unit count as of June 30, 2024. (2) Excludes two land parcels. (3) Based on gross asset value of $2.6 billion, net of gross market lease intangible liabilities of $21.0 million as of June 30, 2024. (4) Annual base rent escalations increase the cash rent payments due in future periods. Approximately 93.6% of HTI’s MOB leases include such provisions, of which approximately 97% of leases are fixed-rate, 3% are based on the Consumer Price Index, based on number of leases. Portfolio Snapshot HTI owns a 9 million SF diversified portfolio that is comprised of an MOB portfolio that is approximately 90% occupied with embedded long-term cash rent growth and a SHOP portfolio totaling over 4,000-units with significant Occupancy(1) upside ($ in millions and SF in thousands) MOB SHOP Rentable Square Feet / Units (SHOP) 5,194 4,069 Properties(2) 160 45 States 29 12 Gross Asset Value(3) $1,476 $1,131 Percentage of NOI 73.8% 26.2% Occupancy(1) 90.3% 76.4% Average Annual Base Cash Rent Escalations 2.3%(4) Market Rates Weighted Average Remaining Lease Term(1) 4.5 Years N/A

5 74% 26% MOB SHOP FL 20% PA 11% GA 10% IA 8% IL 7% CA 7% MI 5% AR 5% WI 4% AZ 3% Other 20% Dynamic Portfolio Fundamentals HTI is focused on deploying capital into select, high-quality MOB and SHOP assets throughout the United States and increasing portfolio Occupancy Select Geographic Mix (1) Percentages are based on NOI for the quarter ended June 30, 2024. See Appendix: Financial Definitions for a full description and for Non-GAAP reconciliations. (2) Based on Annualized Straight-Line Base Rent as of June 30, 2024. See Appendix: Financial Definitions for a full description and for Non-GAAP reconciliations. (3) Annual base rent escalations increase the cash rent payments due in future periods. Approximately 93.6% of HTI’s MOB leases include such provisions, of which approximately 97% of leases are fixed-rate, 3% are based on the Consumer Price Index, based on number of leases. $34 million NOI(1) Diversified Geographically Across 32 States High-Quality Portfolio Top 10 States(2) ✓ MOB portfolio that is diversified across 29 states and features long-term net leases to credit-worthy tenants with an average annual base cash rent escalation of 2.3% on approximately 94% of leases(3) ✓ Actively managed and resilient SHOP portfolio with significant Occupancy upside that is operated by four operators ✓ Geographically diversified across 32 states with select state concentrations that management believes to have favorable demographic tailwinds Portfolio Highlights MOB SHOP

6 ✓ DaVita (NYSE: DVA) and Fresenius (NYSE: FMS) are industry leading publicly traded companies with a combined market cap of almost $30 billion(1) ✓ Developed strong tenant relationships with leading medical institutions such as UPMC, a leading health enterprise with over 95,000 employees and 800 clinical locations ✓ HTI remains committed to developing strong partnerships with leading healthcare brands which HTI believes benefits patients and other stakeholders Strategic Partners HTI tenants and partners include some of the top healthcare brands in well-established markets MOB SHOP (1) Market capitalization data as of August 14, 2024.

7 HTI completed the dispositions of one SHOP property during the second quarter and a seven-property MOB portfolio subsequent to quarter close, for a combined total sale price of $53.8 million ($ in millions, square feet in thousands) Strategic Disposition Initiative 2024 Closed Dispositions Property Type State Number of Properties Square Feet Disposition Price Closed Copper Springs SHOP ID 1 50 $3.3 Q2’24 Aperion Portfolio MOB: SNF IL 7 326 $50.5 Q3'24 Total Closed 2024 8 376 $53.8 2024 Pipeline Dispositions Property Type State Number of Properties Square Feet Est. Disposition Price(1) Expected to Close Acuity Specialty Hospital – Sun City MOB: Hospital AZ 1 48 $3.5 Q3'24 Felicita Vida SHOP CA 1 80 $21.0 Q3'24 Fresenius Medical Care MOB: Multi-Tenant FL 1 15 $2.2 Q4'24 Texas Portfolio MOB: Single- & Multi-Tenant TX 6 185 $52.0 Q4'24 Total Pipeline 2024 9 328 $78.7 Total 2024 Closed + Pipeline Dispositions 17 723 $132.5 (1) There can be no assurance that the contemplated dispositions will lead to completed transactions on their current terms, or at all.

8 Debt Capitalization($mm) Q2'24 Mortgage Notes Payable $828 Fannie Mae Master Credit Facilities $343 Capital One MOB Warehouse Facility $22 Total Secured Debt $1,193 Total Unsecured Debt $0 Total Debt $1,193 Economic Interest Rate(1) 5.0% Key Capitalization Metrics ($mm) Q2'24 Net Debt(1) $1,164 Cash and Cash Equivalents $29 Net Leverage(1) 44.5% Balanced Capital Structure In Q2'24, HTI continued to manage its capital structure to promote financial flexibility by maintaining conservative Net Leverage(1) Note: Metrics as of and for the three months ended June 30, 2024. (1) See Definitions in the Appendix: Financial Definitions for a full description. (2) Includes mortgages fixed by designated interest rate “pay-fixed” swap agreements. (3) The GAAP weighted average interest rate on HTI’s Fannie Mae Master Credit Facilities, not accounting for the economic impact of all hedging instruments, was 7.9% as of June 30, 2024. (4) HTI renewed an interest rate cap which expired in April 2024, and has no interest rate cap expirations until 2025. (5) Source: Federal Reserve Bank of New York. Capitalization Highlights Mortgage Debt ▪ HTI has $828.3 million of fixed-rate(2) mortgages notes payable, secured by 136 MOBs and four SHOPs, with an aggregate gross asset value of $1.4 billion. These mortgages bear interest at a weighted average annual rate of 4.6%, and have varying maturities through 2049, with the earliest being a $12.6 million mortgage note payable due January 2025. Credit Facilities ▪ Fannie Mae Master Credit Facilities: Consists of two facilities between KeyBank and Capital One. The credit facilities had an Economic Interest Rate(1) of 5.9%(3) as of June 30, 2024, and mature in 2026. ▪ Capital One MOB Warehouse Facility: On December 22, 2023, HTI closed on a $50.0 million loan facility with Capital One. As of June 30, 2024, $21.7 million was drawn, leaving $28.3 million of remaining liquidity on the facility. The MOB Warehouse Facility is capped at 3.5% SOFR. Borrowings under HTI's Credit Facilities are capped(4) at an attractive 3.5% SOFR rate, which is significantly less than the spot SOFR rate of 5.3%(5) as of August 13, 2024.

Key Operating Highlights

In Q2'24, HTI meaningfully increased AFFO[1], along with NOI[1] in both the MOB and SHOP segments

Operating Highlights

- ✓ AFFO[1] increased by over 200% QoQ from $1.4 million in Q1’24, and 13.8% YoY from $3.8 million in Q2’23, to $4.4 million in Q2’24
- ✓ SHOP segment NOI[1] improved by 10.1% YoY to $8.1 million in Q2'24 from $8.9 million in Q2’23 as a result of increased rental rates, higher Occupancy[1], and expense management
- ✓ MOB segment NOI[1] improved by 1.9% YoY to $24.9 million in Q2'24 from $24.5 million in Q2’23 as a result of accretive acquisitions and favorable leasing

Meaningful SHOP Segment NOI Improvement[1]


$8.1 mm
+10.1%
$8.9 mm
Q2'23
Q2'24

Strong YoY AFFO[1] Growth


$3.8 mm
13.8%
$4.4 mm
Q2'23
Q2'24

Durable and Resilient MOB Segment NOI Performance[1]


$24.5 mm
+1.9%
$24.9 mm
Q2'23
Q2'24

(1) See Appendix: Financial Definitions for a full description and Non-GAAP reconciliations.

9

10 Company Highlights In the second quarter, HTI continued to focus on increasing MOB and SHOP NOI, exploring strategic dispositions, and maintaining a conservative balance sheet ✓ High-Quality Portfolio of 205(1) properties comprised of 74% MOB and 26% SHOP properties(2) ✓ Strategic Disposition Program(3) with total 2024 closed dispositions of $53.8 million and an additional pipeline of $78.7 million(4) currently under non-binding sale agreement ✓ Exceptional AFFO(5) Improvement of over 200% quarter-over-quarter, from $1.4 million in Q1’24 to $4.4 million in Q2’24, and 13.8% year-over-year, from $3.8 million in Q2’23 to $4.4 million in Q2’24 ✓ Resilient MOB Performance with an increase in MOB segment NOI(5) to $24.9 million in Q2'24 compared to $24.4 million in Q2’23 and a Q2'24 Lease Renewal Rental Spread(6) of 9.4% across over 76,790 SF which is expected to be recognized over the weighted-average term of these renewed leases of 6.1 years ✓ Improving SHOP Performance in Q2'24 with SHOP segment NOI(5) increasing to $8.9 million from $8.1 million in Q2’23, a 10.1% year-over-year increase as a result of increased rental rates and higher Occupancy(6) ✓ Prudent Debt Capitalization as of Q2'24 with Net Leverage(6) of 44.5% ✓ Experienced Management Team with a proven track record and significant public REIT experience (1) Excludes two land parcels (2) Percentages based on NOI for the three months ended June 30, 2024. See Appendix: Financial Definitions for a full description and Non-GAAP reconciliations. (3) See page 7 for further details. (4) There can be no assurance that the contemplated dispositions will lead to completed transactions on their current terms, or at all. (5) See Definitions in the Appendix: Financial Definitions for a full description for Non-GAAP reconciliations (6) See Definitions in the Appendix: Financial Definitions for a full description.

11 Experienced Leadership Team (1) Trent Taylor Senior Vice President, Asset Management Mr. Taylor currently serves as Senior Vice President at the Company’s advisor with a primary focus on asset management and leasing. Mr. Taylor has over 16 years of commercial real estate and development experience. He earned an MS in Real Estate from New York University and BA in Accounting & Finance from the University of Central Florida. Leslie D. Michelson Non-Executive Chairman, Audit Committee Chair Mr. Michelson has served as the chairman of Private Health Management, a retainer-based primary care medical practice management company from April 2007 until February 2020, and executive chairman and a director since March 2020. Mr. Michelson served as Vice Chairman and Chief Executive Officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding, from April 2002 until December 2006 and served on its board of directors from January 2002 until April 2013. Scott Lappetito Chief Financial Officer, Secretary, and Treasurer Mr. Lappetito currently serves as the Chief Financial Officer, Treasurer and Secretary for HTI. Mr. Lappetito previously served as chief accounting officer from April 2019 until December 2021, and was the company’s controller from November 2017 through April 2019. Mr. Lappetito is a certified public accountant in the State of New York, holds a B.S. in accounting from The Pennsylvania State University and an M.B.A. from Villanova University. Michael Anderson Chief Executive Officer Mr. Anderson has served as the Chief Executive Officer since September 2023. Mr. Anderson has served as General Counsel of AR Global Investments, where he advised on both public and private debt and equity transactions, mergers and corporate acquisitions, commercial real estate transactions and operational integration of acquired companies. He earned a J.D. with Summa Cum Laude honors from the University of Mississippi School of Law and a BA from University of Arizona. David Ruggiero Vice President, Acquisitions Mr. Ruggiero currently serves as Vice President at the Company’s advisor with a primary focus on acquisitions. Mr. Ruggiero has over 30 years of commercial real estate experience and has advised on over $3 billion in healthcare real estate dispositions, acquisitions and financings. He earned an MS in Finance from Kellstadt Graduate School of Business at DePaul University and a BA from DePaul University. Boris Korotkin Senior Vice President, Capital Markets Mr. Korotkin currently serves as Senior Vice President at the Company’s advisor with a primary focus on capital markets. Mr. Korotkin has over 25 years of commercial real estate experience and is responsible for leading all debt capital market transactions. He earned an BS in Finance from Penn State University and an MBA from La Salle University. Lindsay Gordon Senior Vice President, Senior Housing Mrs. Gordon currently serves as Senior Vice President at the Company’s advisor with a primary focus on Senior Housing. Mrs. Gordon has over 28 years of experience in senior housing in sales and operations at the community, regional, and corporate level. She earned an BA William Paterson University.

12 Dedicated SHOP Team Core team collectively has over 70 years of SHOP experience. This experienced group plays an essential role in managing HTI’s SHOP portfolio Lindsay Gordon Senior Vice President, Senior Housing ✓ 28-year career in senior housing in sales & operations at the community and regional level and corporate level ✓ Her unique experience within senior housing helps support sales and operations for the portfolio Susan K. Rice, RN Vice President, Clinical Operations ✓ 30-year career in the healthcare industry ✓ Extensive knowledge in clinical areas and processes to monitor and validate care outcomes, quality and compliance Michelle Stepinksy Vice President, Sales and Marketing ✓ 26 years of experience in senior housing ✓ Her vast knowledge of senior living supports the sales & marketing efforts for the portfolio Michael Wilkinson Vice President, Operational Analytics ✓ 19-year career in senior living ✓ His extensive experience in accounting and finance, along with high-level skills in analyzing data or trends for planning, forecasting, budgeting, and reporting ensure the remediation of cost changes throughout the organization

13 Legal Notice

14 Disclaimer References in this presentation to the “Company,” “we,” “us” and “our” refer to Healthcare Trust, Inc. (“HTI”) and its consolidated subsidiaries. The statements in this presentation that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the section titled Risk Factors of HTI’s Annual Report on Form 10-K for the year ended December 31, 2023 filed on March 15, 2024, as amended by the Form 10-K/A filed on March 22, 2024, and in the section titled Risk Factors of HTI’s subsequently filed Quarterly Reports on Form 10-Q, and all other filings with the Securities and Exchange Commission (the “SEC”) after that date, as such risks, uncertainties and other important factors may be updated from time to time in HTI’s subsequent reports. Please see slides 15 and 16 for further information. Further, forward-looking statements speak only as of the date they are made, and HTI undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law. This presentation includes estimated projections of future operating results. These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the Company and other factors described in the section titled Risk Factors of HTI’s Annual Report on Form 10-K for the year ended December 31, 2023 filed on March 15, 2024, as amended by the Form 10-K/A filed on March 22, 2024, and in the section titled Risk Factors of HTI’s subsequently filed Quarterly Reports on Form 10-Q, and all other filings with the SEC after that date. The projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized.

15 Forward-Looking Statements Certain statements made in this presentation are “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the expectations of the Company regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, market and other expectations, objectives, and intentions, as well as any other statements that are not historical facts. Our potential risks and uncertainties are presented in the section titled “Item 1A-Risk Factors” disclosed in our Annual Report on Form 10-K for the year ended December 31, 2023 filed on March 15, 2024, as amended by the Form 10-K/A filed on March 22, 2024, and all other filings with the SEC after that date. We disclaim any obligation to update and revise statements contained in these materials to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. The following are some of the risks and uncertainties relating to us, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements: • Our operating results are affected by economic and regulatory changes that have an adverse impact on the real estate market. • Our property portfolio has a high concentration of properties located in Florida and Pennsylvania. Our properties may be adversely affected by economic cycles and risks inherent to those states. • We have not paid our distributions on our common stock in cash since 2020, and there can be no assurance we will pay distributions on our common stock in cash in the future. • Inflation will have an adverse effect on our investments and results of operations. • The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make rent payments to us. • If a tenant or lease guarantor declares bankruptcy or becomes insolvent, we may be unable to collect balances due under relevant leases. • We assume additional operating risks and are subject to additional regulation and liability because we depend on eligible independent contractors to manage some of our facilities. • Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers. • We may be unable to renew leases or re-lease space as leases expire. • Our level of indebtedness may increase our business risks. • Our financing arrangements have restrictive covenants, which may limit our ability to pursue strategic alternatives and react to changes in our business and industry or pay dividends. • We depend on our Advisor and Property Manager to provide us with executive officers, key personnel and all services required for us to conduct our operations and our operating performance may be impacted by any adverse changes in the financial health or reputation of our Advisor and Property Manager. • All of our executive officers, some of our directors and the key real estate and other professionals assembled by our Advisor and Property Manager face conflicts of interest related to their positions or interests in entities related to AR Global, which could hinder our ability to implement our business strategy.

16 Forward-Looking Statements (Continued) • We may terminate our advisory agreement in only limited circumstances, which may require payment of a termination fee. • The Estimated Per-Share NAV of our common stock is based upon subjective judgments, assumptions and opinions about future events, and may not reflect the amount that our stockholders might receive for their shares. • Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may discourage a third-party from acquiring us in a manner that might result in a premium price to our stockholders. • The share ownership restrictions for REITs and the 9.8% share ownership limit in our charter may inhibit market activity in shares of our stock and restrict our business combination opportunities. • Our failure to remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax. • Complying with REIT requirements may force us to forgo or liquidate otherwise attractive investment opportunities.

17 Appendix: Financial Definitions

18 Appendix: Financial Definitions Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, including funds from operations (“FFO”), adjusted funds from operations (“AFFO”), Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), net operating income (“NOI”), and cash net operating income (“Cash NOI”). While NOI and Cash NOI are property-level measures, FFO and AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI and Cash NOI, such as interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI and FFO, as defined herein, do not reflect an adjustment for straight-line rent but AFFO does include this adjustment. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below. These non-GAAP measures of our financial performance and should not be considered as an alternative to net income as a measure of financial performance, or any other performance measure derived in accordance with generally accepted accounting principles in the U.S. (“GAAP”) and it should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Reconciliations of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, are provided below. Prior to the quarter ended June 30, 2024, we presented another non-GAAP metric in place of AFFO, Modified Funds From Operations (“MFFO”). Historically, we calculated MFFO as FFO as defined by NAREIT adjusted for (i) acquisition and transaction related costs, (ii) amortization of market-lease intangible assets and liabilities, (iii) adjustments for straight-line rent, (iv) mark-to-market gains and losses from our non-designated derivatives, (v) net amortization of our mortgage discounts and premiums, (vi) valuation reserves against our deferred tax assets and (vii) similar adjustments for non-controlling interests and unconsolidated entities. We believe that AFFO is a more meaningful non-GAAP metric to assess our operating performance than MFFO, and as such we intend to present AFFO for each reporting period beginning with the quarter ended June 30, 2024 and each comparable period thereafter. Caution on the Use of Non-GAAP Measures FFO, AFFO, EBITDA, Adjusted EBITDA, NOI, and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures. Other REITs may not define FFO in accordance with the current NAREIT (as defined below) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate FFO or AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs. We consider FFO and AFFO useful indicators of our performance. Because FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.

19 Appendix: Financial Definitions Caution on the Use of Non-GAAP Measures (continued) As a result, we believe that the use of FFO, AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred. The historical accounting convention used for real estate requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of real estate diminishes predictably over time. We believe that, because real-estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed as any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO and AFFO, which exclude the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and, when compared year-over-year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. Funds from Operations Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP. We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). NAREIT defines FFO as net income or loss (computed in accordance with GAAP), adjusted for (i) real estate-related depreciation and amortization, (ii) impairment charges on depreciable real property, (iii) gains or losses from sales of depreciable real property and (iv) similar adjustments for non-controlling interests and unconsolidated entities. Our FFO calculation complies with NAREIT’s definition.

20 Appendix: Financial Definitions Funds from Operations (continued) The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. Adjusted Funds from Operations We also believe that AFFO is a meaningful supplemental non-GAAP measure of our operating results. We calculate AFFO by further adjusting FFO to reflect the performance of our portfolio for items we believe are not directly attributable to our operations. We believe that AFFO is a beneficial indicator of our ongoing portfolio performance and isolates the financial results of our operations. Our adjustments to FFO to arrive at AFFO include removing the impacts of (i) acquisition and transaction related costs, (ii) amortization of market-lease intangible assets and liabilities, (iii) adjustments for straight-line rent, (iv) termination fees to related parties (v) equity-based compensation expense, (vi) depreciation and amortization related to non-real estate related assets, (vii) mark-to-market gains and losses from our non-designated derivatives, (viii) non-cash components of interest expense and (ix) similar adjustments for non-controlling interests and unconsolidated entities. We believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry and is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies. Under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP as presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.

21 Appendix: Financial Definitions Earnings before Interest, Taxes, Depreciation, and Amortization We believe that EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization is an appropriate measure of our ability to incur and service debt. EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs. Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction related, termination fees to related parties, and other non-cash items including Equity-based compensation, Impairment charges, Gains and losses on sale of real estate investments, and Gains and losses on derivative investments is an appropriate measure of our ability to incur and service debt. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses, including expenses related to our Internalization (including termination fees to related parties), negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of on-going performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs. Net Operating Income Net Operating Income (“NOI”) is a non-GAAP financial measure equal to total revenues from tenants, less property operating costs. The Company evaluates the performance of the combined properties in each segment based NOI. As such, this excludes all other items of expense and income included in the financial statements in calculating net loss. The Company uses NOI to assess and compare property level performance and to make decisions concerning the operation of the properties. The Company believes that NOI is useful as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net loss. NOI excludes certain components from net loss in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by the Company may not be comparable to NOI reported by other REITs that define it differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.

22 Appendix: Financial Definitions Cash Net Operating Income Cash Net Operating Income (“Cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI (which is separately defined herein) excluding net amortization of above/below market lease and lease intangibles and straight-line rent adjustments that are included in GAAP Revenue from tenants and Property operating and maintenance. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI. Cash Paid for Interest Cash Paid for Interest is calculated based on Interest expense net of the non-cash portion of interest expense and amortization of mortgage discounts and premiums. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to Interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP. Annualized Straight-Line Base Rent: Represents the total contractual base rents on a straight-line basis to be received throughout the duration of the lease currently in place expressed as a per annum value. Includes adjustments for non-cash portions of rent. Cap Rate: Capitalization rate is a rate of return on a real estate investment property based on the expected, annualized straight-lined rental income that the property will generate under its existing lease during its first year of ownership. Capitalization rate is calculated by dividing the annualized straight-lined rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) by the purchase price of the property. The weighted average capitalization rate is based upon square feet. Cash Rent: Represents total of all contractual rents on a cash basis due from tenants as stipulated in the originally executed lease agreements at inception or any lease amendments thereafter. Economic Interest Rate: Includes the economic impact of all hedging instruments. As of June 30, 2024, HTI had a weighted average interest rate of 5.6% on its total borrowings, which does not include the impact of non-designated derivatives. Lease Renewal Rental Spread: Percentage change from prior lease annualized straight-line rent to renewal lease annualized straight-line rent.

23 Appendix: Financial Definitions Leasing Pipeline: Includes (i) all leases fully executed by both parties as of June 30, 2024, where Tenant has yet to take possession of the space as of June 30, 2024 (ii) all leases fully executed by both parties as of August 15, 2024, but after June 30, 2024, and (iii) all leases under negotiation with an executed LOI by both parties as of August 15, 2024. This represents three LOIs totaling 14,619 square feet and ten fully executed leases totaling 34,495 square feet. There can be no assurance that the LOIs will lead to definitive leases or will commence on their current terms, or at all. Leasing Pipeline should not be considered an indication of future performance. Net Debt: Total gross debt of $1.2 billion less cash and cash equivalents of $29.5 million as of June 30, 2024. Net Debt to Annualized Adjusted EBITDA: Net Debt as of June 30, 2024, divided by Annualized adjusted EBITDA (annualized based on Adjusted EBITDA for the quarter ended June 30, 2024 multiplied by four). Net Leverage: Equal to “Net Debt” as defined above divided by the total real estate investments, at cost of $2.6 billion net of gross market lease intangibles of $21.0 million as of June 30, 2024. Occupancy: For MOB properties, occupancy represents percentage of leased square feet divided by the respective total rentable square feet as of the date or period end indicated. For SHOP properties, occupancy represents total units occupied divided by total units available as of the date or period end indicated. Weighted-Average Remaining Lease Term: Current portfolio calculated as of June 30, 2024. Weighted based on square feet.

24 Appendix: Non-GAAP Reconciliations

Non-GAAP Reconciliations

HTI Healthcare Trust Inc

Amounts in thousands, except per share data	Three Months Ended June 30, 2024	March 30, 2024	December 31, 2023	September 30, 2023	June 30, 2023
MOBs:					
Revenue from tenants	$ 34,671	$ 34,599	$ 34,263	$ 33,657	$ 33,920
Property operating and maintenance	(9,727)	(9,700)	(10,182)	(9,379)	(9,438)
MOB Segment Net Operating Income[2]	**24,944**	**24,899**	**24,082**	**24,278**	**24,482**
SHOPs:					
Revenue from tenants	54,146	53,700	52,517	52,029	52,184
Property operating and maintenance	(45,278)	(45,445)	(45,832)	(41,821)	(44,131)
SHOP Segment Net Operating Income[2]	**8,868**	**8,255**	**6,685**	**10,208**	**8,053**
Net Operating income (NOI)[2]	**33,812**	**33,154**	**30,767**	**34,486**	**32,535**
Impairment charges	(2,409)	(260)	(4,676)	-	-
Operating fees to related parties	(6,424)	(6,366)	(6,374)	(6,398)	(6,369)
Termination fees to related parties	(98,241)	-	-	-	-
Acquisition and transaction related	(357)	(142)	(161)	(173)	(148)
General and administrative	(4,668)	(6,768)	(4,823)	(4,753)	(4,331)
Depreciation and amortization	(21,928)	(20,738)	(21,353)	(20,774)	(20,568)
Gain (Loss) on sale of real estate investments	(225)	-	42	(173)	(306)
Interest expense	(17,752)	(16,383)	(15,869)	(15,720)	(18,703)
Interest and other income	457	72	157	258	313
Gain (Loss) on non-designated derivatives	882	1,951	(2,506)	406	286
Income tax (expense) benefit	(65)	(70)	(60)	(157)	(41)
Net loss attributable to non-controlling interests	452	(2)	(22)	(2)	(22)
Allocation for preferred stock	(3,450)	(3,450)	(3,496)	(3,450)	(3,449)
Net loss attributable to common stockholders (in accordance with GAAP)	**$ (119,916)**	**$ (19,002)**	**$ (28,374)**	**$ (16,450)**	**$ (20,759)**
Basic and Diluted Loss Per Share:					
Net loss per share attributable to common stockholders — Basic and Diluted[1]	$ (1.06)	$ (0.17)	$ (0.25)	$ (0.15)	$ (0.18)
Weighted-average shares outstanding — Basic and Diluted[1]	113,185,753	113,148,558	113,189,829	113,117,691	113,086,488

(1) Retroactively adjusted for the effects of the stock dividends.
(2) See Appendix: Financial Definitions for a full description.

25

Non-GAAP Reconciliations

HTI HEALTHCARE TRUST INC

Amounts in thousands, except per share data	Three Months Ended June 30, 2024	March 30, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Net loss attributable to common stockholders (in accordance with GAAP)	**(119,916)**	**(18,999)**	**(28,269)**	**(19,560)**	**(20,759)**
Depreciation and amortization on real estate assets	20,903	19,748	20,574	19,960	19,915
Impairment charges	2,409	260	4,676	-	-
(Gain)/loss on sale of real estate	225	-	(42)	173	306
Adjustments for non-controlling interests(1)	(120)	(100)	(105)	(97)	(108)
FFO (as defined by NAREIT) attributable to common stockholders(6)	**(96,499)**	**909**	**(3,166)**	**476**	**(646)**
Accretion of market lease and other intangibles, net	(228)	(460)	(215)	(204)	(260)
Straight-line rent adjustments	(90)	188	(111)	(352)	(388)
Acquisition and transaction related	357	142	161	173	148
Termination fees to related parties(2)	98,241	-	-	-	-
Equity-based compensation	230	230	230	230	230
Depreciations and amortization on non-real estate assets	1,025	990	778	814	655
Mark-to-market (gains)/losses from derivatives(3)	910	(178)	4,220	1,159	1,089
Non-cash components of interest expense(4)	862	(374)	(756)	(768)	2,983
Adjustments for non-controlling interests(1)	(451)	2	22	2	19
Adjusted funds from operations (AFFO) attributable to common stockholders(6)	**$ 4,357**	**$ 1,449**	**$ 1,163**	**$ 1,530**	**$ 3,828**
Weighted-average shares outstanding — Basic and Diluted(5)	113,185,753	113,148,558	113,189,829	113,117,691	113,086,488
Net loss per share attributable to common shareholders	$ (1.06)	$ (0.17)	$ (0.25)	$ (0.17)	$ (0.18)
AFFO per common share- Basic and Diluted(5)	**$ 0.038**	**$ 0.013**	**$ 0.010**	**$ 0.014**	**$ 0.034**

(1) Represents the portion of the adjustments allocable to non-controlling interests
(2) We provided notice to the Advisor in June 2024 of our intent to transition to self-management and executed the Internalization Agreement in August 2024. Upon the Closing of the Internalization, we have agreed to pay the Closing Payments, a component of which is a self-management termination fee, which is payable within 30 days thereof. We do not consider such termination fees to be indicative of our performance given its unique and non-recurring nature, and accordingly, we have included it as an adjustment to AFFO.
(3) Presented as total gains or losses from our non-designated derivatives net of cash received
(4) Non-cash components of interest expense include (i) deferred financing cost amortization, (ii) mortgage discount and premium amortization and (iii) amortized gains or losses from terminated hedging instruments
(5) Retroactively adjusted for the effects of the stock dividends
(6) See Appendix: Financial Definitions for a full description

26

Non-GAAP Reconciliations

Amounts in thousands	Three Months Ended June 30, 2024	March 30, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Net loss (in accordance with GAAP)	**$ (116,918)**	**$ (15,549)**	**$ (24,782)**	**$ (16,125)**	**$ (17,289)**
Interest expense	17,752	16,383	15,869	15,720	18,704
Income tax expense	65	70	60	157	41
Depreciation and amortization	21,928	20,738	21,353	20,774	20,570
EBITDA(1)	**(77,173)**	**21,642**	**12,500**	**20,526**	**22,026**
Acquisition and transaction related	357	142	161	173	148
Termination fees to related parties	98,241	-	-	-	-
Equity-based compensation	230	230	230	230	230
Impairment charges	2,409	260	4,676	-	-
(Gain)/loss on sale of real estate investments	225	-	(42)	173	306
(Gain)/loss on non-designated derivatives	(882)	(1,951)	2,506	(406)	(286)
Adjusted EBITDA(1)	**23,407**	**20,323**	**20,031**	**20,696**	**22,424**
Operating fees to related parties	6,424	6,366	6,374	6,398	6,369
General and administrative	4,438	6,538	4,593	4,523	4,102
NOI(1)	**34,269**	**33,227**	**30,998**	**31,617**	**32,895**
Straight-line rent adjustments	(90)	188	(111)	(352)	(388)
Net amortization of above/below market lease and lease intangibles	3,039	3,424	3,339	3,238	3,183
Cash NOI(1)	**$ 37,218**	**$ 36,839**	**$ 34,226**	**$ 34,503**	**$ 35,690**
Net Debt(1)	**1,163,935**	**1,159,501**	**1,135,995**	**1,118,347**	**1,099,410**
Net Debt to Annualized Adjusted EBITDA(1)	**12.4x**	**14.3x**	**14.5x**	**14.1x**	**13.0x**
Interest Expense	17,752	16,383	15,869	15,720	18,704
Non-cash portion of interest expense	(840)	(821)	(756)	(744)	(3,828)
Net mortgage discount/(premium) amortization	(22)	(23)	(23)	(23)	(23)
Total Cash paid for interest(1)	**$ 16,890**	**$ 15,539**	**$ 15,090**	**$ 14,953**	**$ 14,853**

(1) See Appendix: Financial Definitions for a full description

27

28 HealthcareTrustInc.com ▪ For account information, including balances and the status of submitted paperwork, please call us at (866) 902-0063 ▪ Financial Advisors may view client accounts at www.computershare.com/advisorportal ▪ Shareholders may access their accounts at www.computershare.com/hti